EXHIBIT 10.2

PURCHASE AND SALE AGREEMENT

Dated as of May 1, 2007

Between

GSC INVESTMENT CORP.

as Buyer

and

GSC PARTNERS CDO FUND LIMITED

as Seller

PURCHASE AND SALE AGREEMENT

PURCHASE AND SALE AGREEMENT, dated as of May 1, 2007 by and between GSC PARTNERS CDO FUND LIMITED, a company incorporated under the laws of The Cayman Islands, as seller (the “Seller”), and GSC INVESTMENT CORP., a Maryland corporation, as buyer (the “Buyer”).

W I T N E S S E T H:

WHEREAS, the Buyer desires to purchase from the Seller and the Seller desires to sell to the Buyer certain securities and loans originated or purchased by the Seller in its normal course of business, together with, among other things, the related rights of payment thereunder and the interest of the Seller in the related property and other interests securing the payments to be made under such securities and loans.

NOW, THEREFORE, it is hereby agreed by and between the Buyer and the Seller as follows:

ARTICLE I
GENERAL

Section 1.1 Certain Defined Terms.

Certain capitalized terms used throughout this Agreement (as defined hereunder) are defined above or in this Section 1.1.

“Agreement” means this Purchase and Sale Agreement, as the same shall be amended, supplemented, restated or modified from time to time.

“Buyer” is defined in preamble.

“Collateral Debt Obligation” means any security or loan offered for sale by the Seller to the Buyer pursuant to this Agreement.

“Collateral Debt Obligation Documents” means with respect to any Collateral Debt Obligation, the related documentation that has been executed and delivered to the Seller or its agent by the obligor thereof or by any other person on such obligor’s behalf in respect of such Collateral Debt Obligation and related instrument, including, without limitation, general or limited guaranties and, for each Collateral Debt Obligation secured by real property, an assignment of mortgage.

“Collateral Debt Obligation File” means with respect to any Collateral Debt Obligation each of the Collateral Debt Obligation Documents related thereto.

“Purchase” means any transfer made hereunder pursuant to Section 2.1.

“Purchase Date” means the date of this Agreement.

“Purchase Price” is defined in Section 3.1.

“Purchased Collateral Debt Obligation” means any security or loan sold or purported to be sold by the Seller to the Buyer pursuant to this Agreement.

“Related Property” means with respect to a Collateral Debt Obligation, any property or other assets of the obligor thereunder pledged as collateral to secure the repayment of such Collateral Debt Obligation.

“Sale Documents” is defined in Section 4.1(c).

“Schedule of Collateral Debt Obligations” is defined in Section 2.1(b).

“Seller” is defined in the preamble.

Section 1.2 Other Definitional Provisions.

The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any Sale Document shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

ARTICLE II
SALE AND CONVEYANCE

Section 2.1 Sale.

(a)          On the Purchase Date, the Seller will sell, transfer, assign and set over and otherwise convey to the Buyer and the Buyer will purchase from the Seller, without recourse, all right, title and interest of the Seller in, to and under the following property, whether now existing or hereafter created or acquired:

(i) the Collateral Debt Obligations identified on the applicable Schedule of Collateral Debt Obligations delivered by the Seller to the Buyer at least one (1) Business Day before the requested Purchase Date, together with all monies due or to become due in payment of such Collateral Debt Obligations on and after such Purchase Date;

(ii) the Related Property securing such Collateral Debt Obligations, including all Proceeds from any sale or other disposition of such Related Property;

(iii) the Collateral Debt Obligation Documents related to such Collateral Debt Obligations; and

(iv) all collections and all other payments made or to be made in the future to the Seller with respect to such Collateral Debt Obligations by, or on behalf of, the

Obligor thereunder and under any guarantee or similar credit enhancement with respect to such Collateral Debt Obligations;

(b) The Seller further agrees to deliver to the Buyer a computer file or microfiche list containing a true and complete list of all Collateral Debt Obligations, identified by account number and Outstanding Obligation Balance as of the Purchase Date (as supplemented or modified from time to time in accordance with the provisions hereof, the “Schedule of Collateral Debt Obligations”). Such file or list shall be marked as Schedule I to this Agreement, shall be delivered to the Buyer as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement.

(c) In connection with the sale of the Collateral Debt Obligations, the Seller further agrees that it will, at its own expense, indicate clearly and unambiguously in its computer files, on or prior to the Purchase Date, that such Collateral Debt Obligations have been sold to the Buyer pursuant to this Agreement.

Section 2.2 Assignments, Etc.

The Seller shall, on or prior to the Purchase Date with respect to the Collateral Debt Obligations, execute and deliver to the Buyer a written assignment from Seller to the Buyer substantially in the form of Exhibit A hereto. From and after the Purchase Date, such Collateral Debt Obligations and related interests and property shall be deemed to be part of the Purchased Collateral Debt Obligations hereunder.

ARTICLE III
PURCHASE PRICE AND PAYMENT

Section 3.1 Purchase Price.

The purchase price for each Collateral Debt Obligation sold to the Buyer by the Seller under this Agreement (the “Purchase Price”) shall be the fair market value thereof as determined by the Buyer and Seller in accordance with the requirements of Rule 17a-7 under the Investment Company Act of 1940, as amended.

Section 3.2 Payment of Purchase Price.

The Purchase Price shall be paid by, or on behalf of, the Buyer on the Purchase Date in cash, to be made not later than 3:30 p.m. (New York City time) on the date specified therefor in lawful money of the United States in same day funds by depositing such amounts in the bank account designated in writing by the Seller to the Buyer.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.1 Seller’s Representations and Warranties.

The Seller hereby represents and warrants to the Buyer, as of the Purchase Date, that:

(a) Organization and Good Standing. The Seller is a company duly incorporated under the laws of The Cayman Islands, validly existing, and in good standing under the laws of the jurisdiction of its formation, and has full power, authority and legal right to own or lease its properties and conduct its business as such business is presently conducted.

(b) Due Qualification. The Seller is qualified to do business as a corporation, is in good standing, and has obtained all licenses and approvals as required under the laws of all jurisdictions in which the ownership or lease of its property or the conduct of its business (other than the performance of its obligations hereunder) requires such qualification, standing, license or approval, except to the extent that the failure to so qualify, maintain such standing or be so licensed or approved would not have an adverse effect on the interests of the Buyer. The Seller is qualified to do business as a corporation, is in good standing, and has obtained all licenses and approvals as required under the laws of all states in which the performance of its obligations pursuant to this Agreement requires such qualification, standing, license or approval and where the failure to qualify or obtain such license or approval would have a material adverse effect on its ability to perform hereunder or under any other Sale Document.

(c) Due Authorization. The execution and delivery of and performance under this Agreement and each other document or instrument to be delivered by the Seller hereunder or in connection herewith (collectively, the “Sale Documents”), and the consummation of the transactions provided for herein and therein have been duly authorized by the Seller by all necessary action on the part of the Seller.

(d) No Conflict. The execution and delivery of this Agreement and each of the Sale Documents, the performance by the Seller of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under the Seller’s bylaws or any material Contractual Obligation of the Seller.

(e) Compliance With Indenture. All requirements under the Indenture dated as of April 27, 2000, as amended and supplemented, between GSC Partners CDO Fund Limited, as Issuer, GSC Partners CDO Fund Corp., as Co-Issuer, Financial Security Assurance Inc., as Insurer, and First Union National Bank, as Trustee, relating to the sale of the property sold by Seller to Buyer pursuant to this Agreement, and the application of the purchase price paid therefore, have been and will be complied with.

(f) No Violation. The execution and delivery of this Agreement and each of the Sale Documents, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or violate any applicable law in a manner that could reasonably be expected to have a material adverse effect on its ability to perform hereunder or under any other Sale Document.

(g) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Seller, threatened against the Seller, before any Governmental Authority (i) asserting the invalidity of this Agreement or any of the Sale Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Sale Documents or (iii) seeking any determination or ruling that could reasonably be expected to have a material adverse effect on its ability to perform hereunder or under any other Sale Document.

(h) All Consents Required. All material approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required in connection with the due execution, delivery and performance by the Seller of this Agreement and the Sale Documents have been obtained.

(i) Solvency. The transactions contemplated under this Agreement and each Sale Document do not and will not render the Seller not Solvent.

(j) Taxes. The Seller has filed or caused to be filed all Tax returns required to be filed by it. The Seller has paid all Taxes and all assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Seller), and no Tax lien has been filed and, to the Seller’s knowledge, no claim is being asserted, with respect to any such Tax, fee or other charge.

(k) Agreements Enforceable. This Agreement and each Sale Document constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with their respective terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(l) No Liens. Upon the sale, transfer or assignment of the Collateral Debt Obligations hereunder, the Buyer shall acquire absolute title to and valid ownership of each such Collateral Debt Obligation, free and clear of any Lien.

(m) Value Given. The Purchase Price received by the Seller for each Purchased Collateral Debt Obligation under this Agreement constitutes reasonably equivalent value therefor and the transfer by the Seller thereof to the Buyer was not made for or on account of an antecedent debt owed by the Seller to the Buyer, and such transfer was not and is not voidable or subject to avoidance under any Insolvency Law.

(n) ERISA. The Seller is in compliance in all material respects with all applicable provisions of ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) payable to the Pension Benefit Guaranty Corporation under ERISA.

(o) Investment Company Act. The Seller is not required to registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”);

The representations and warranties set forth in this Section 4.1 shall survive the sale, transfer and assignment of the Collateral Debt Obligations to the Buyer. Upon discovery by the Seller or the Buyer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other immediately upon obtaining knowledge of such breach.

Section 4.2 Representations and Warranties of the Buyer.

The Buyer hereby represents and warrants to the Seller, as of the Purchase Date, that:

(a) Organization and Good Standing. The Buyer is a Maryland corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation, and has full power, authority and legal right to own or lease its properties and conduct its business as such business is presently conducted.

(b) Due Qualification. The Buyer is duly qualified to do business and is in good standing as a limited liability company, and has obtained or will obtain all necessary licenses and approvals, in each jurisdiction in which the nature of its business requires it to be so qualified.

(c) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by the Buyer by all necessary action on the part of the Buyer.

(d) No Conflict. The execution and delivery of this Agreement, the performance by the Buyer of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or result in any breach of any of the terms and provisions of, and will not constitute (with or without notice or lapse of time or both) a default under, the Buyer’s limited liability company agreement.

(e) No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any material respect, any requirements of laws applicable to the Buyer.

(f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Buyer, threatened against the Buyer, before any court, regulatory body, administrative agency, or other tribunal or Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (iii) seeking any determination or ruling that could reasonably be expected to be adversely determined which would, if adversely determined, materially and adversely affect the performance by the Buyer of its obligations under this Agreement.

ARTICLE V
COVENANTS

Section 5.1 Delivery of Collections.

The Seller hereby covenants that if the Seller shall receive any collections or other payments with respect to any Purchased Collateral Debt Obligations by, or on behalf of, the Obligor thereunder and under any guarantee or similar credit enhancement with respect to such Collateral Debt Obligations, the Seller agrees to promptly pay to the Buyer, or an account designated by the Buyer, such collections and other payments. Further, on or before the Purchase Date, the Seller shall instruct the applicable obligors or payment agents for the Purchased Collateral Debt Obligations to make payments in respect of such Purchased Collateral Debt Obligations to the Buyer, or an account designated by the Buyer.

ARTICLE VI
MISCELLANEOUS PROVISIONS

Section 6.1 Amendment.

This Agreement and the rights and obligations of the parties hereunder may not be amended, waived or changed orally, but only by an instrument in writing signed by the Buyer and the Seller. The Buyer shall provide not less than ten (10) Business Days prior written notice of any such amendment to the Administrative Agent.

Section 6.2 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 6.3 Notices.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth below or at such other address as shall be designated by such party in a written notice to the other party hereto. All such notices and communications shall be effective upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mail, first class postage prepaid, (b) notice by telex, when telexed against receipt of answer back, or (c) notice by facsimile copy, when verbal communication of receipt is obtained.

(a) In the case of notice to the Buyer, to:

GSC INVESTMENT CORP.
12 East 49th Street, Suite 3200
New York, New York 10017

Attention: General Counsel
Facsimile No.: (212) 884-6184
Confirmation No.: (212) 884-6200

(b) In the case of notice to the Seller, to:

GSC PARTNERS CDO FUND LIMITED
P.O. Box 1984 GT
Elizabethan Square
George Town, Grand Cayman KY1-1104
Cayman Islands

Section 6.4 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement or any of the Sale Documents shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and the Sale Documents and shall in no way affect the validity or enforceability of the other provisions of this Agreement or any of the Sale Documents.

Section 6.5 No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Buyer or the Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

Section 6.6 Counterparts.

This Agreement may be executed in two or more counterparts including facsimile transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 6.7 Merger and Integration.

Except as specifically stated otherwise herein, this Agreement, together with the Credit Agreement and the other Transaction Documents, to the extent that a party is a signatory thereto, sets forth the entire understanding of the parties relating to the subject matter hereof, there are no other agreements between the parties for transactions relating to or similar to the transactions contemplated by this Agreement, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 6.8 Headings.

The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 6.9 Schedules and Exhibits.

The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 6.10 Taxes.

The Seller shall pay on demand any and all stamp, sales, excise and other taxes (excluding income and franchise taxes of the Buyer) and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or any agreement or other document delivered in connection with this Agreement.

Section 6.11 No Petition.

From the date hereof to and until the date which is one year and one day following the date on which all amounts due with respect to any indebtedness of the Seller shall have been paid in full in cash, the Buyer shall not, directly or indirectly, institute or cause to be instituted against the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law or cooperate with or encourage any other Person to take such action; provided, that the foregoing shall not in any way limit the Buyer’s right to pursue any other creditor rights or remedies that the Seller may have under applicable law. The Buyer agrees that any amounts payable by the Seller hereunder are solely corporate obligations of the Seller and shall be payable solely to the extent that the Seller has funds available to make such payments in accordance with its organizational documents and the Transaction Documents. The provisions of this Section 6.11 shall survive the termination of this Agreement for any reason whatsoever.

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IN WITNESS WHEREOF, the Buyer and the Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

GSC INVESTMENT CORP.

By:	/s/ Thomas V. Inglesby
Name: Thomas V. Inglesby
Title: President

GSC PARTNERS CDO FUND LIMITED

By:	/s/ Alan Corkish
Name: Alan Corkish
Title: Director

SCHEDULE I

SCHEDULE OF COLLATERAL DEBT OBLIGATIONS

EXHIBIT A

FORM OF ASSIGNMENT

ASSIGNMENT, dated as of ____________, from GSC PARTNERS CDO FUND LIMITED, a company incorporated under the laws of The Cayman Islands (the “Seller”), to GSC INVESTMENT CORP, a Maryland corporation (the “Buyer”).

1. We refer to the Purchase and Sale Agreement, dated as of May 1, 2007 (as amended, modified, supplemented or restated from time to time, the “Agreement”), by and between the Seller and the Buyer. All capitalized terms used herein shall have the meanings set forth in the Agreement.

2. The Seller does hereby convey, set over and assign to the Buyer, without recourse, all of the Seller’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which the Seller now has or hereafter acquires an interest and wherever the same may be located:

(i) the Collateral Debt Obligations identified on the applicable Schedule of Collateral Debt Obligations delivered by the Seller to the Buyer at least one (1) Business Day before the requested Purchase Date, together with all monies due or to become due in payment of such Collateral Debt Obligations on and after such Purchase Date;

(ii) the Related Property securing such Collateral Debt Obligations, including all proceeds from any sale or other disposition of such Related Property;

(iii) the Collateral Debt Obligation Documents related to such Collateral Debt Obligations;

(iv) all Supplemental Interests related to such Collateral Debt Obligations;

(v) all Collections and all other payments made or to be made in the future with respect to such Collateral Debt Obligations or by the obligor thereunder and under any guarantee or similar credit enhancement with respect to such Collateral Debt Obligations; and

(vi) all income and proceeds of the foregoing.

3. Simultaneously with the execution and delivery hereof the Seller has delivered to or at the direction of the Buyer such endorsements and assignments, made without recourse, of the Collateral Debt Obligation Files as are necessary to properly complete the absolute assignment of the Collateral Debt Obligations to the Buyer.

4. THIS CERTIFICATE OF ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CHOICE OF LAW PROVISIONS.

B-1

IN WITNESS WHEREOF, the Seller has caused this Assignment to be executed by its authorized officer as of the date first above written.

GSC PARTNERS CDO FUND LIMITED

By:
Name:
Title: